UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2025 Corporate Bonus Plan

On June 17, 2025, the Compensation Committee of the Board of Directors of BioAtla, Inc. (the “Company”) approved the Company’s 2025 Corporate Bonus Plan (the “Bonus Plan”) subject to corporate performance goals for 2025. The Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s named executive officers (together, the “Executive Officers”) are participants in the Bonus Plan and subject to the 2025 corporate performance goals.

The Bonus Plan provides the Executive Officers with the opportunity to earn an annual cash bonus that is paid based on the achievement of corporate performance goals. Each of these performance goals receives a different weight when the bonus attainment is calculated. The corporate performance goals consist of certain clinical development milestones (25% weight), financing objectives (50% weight), financial and people objectives (20% weight) and brand awareness goals (5% weight). The amount of annual bonus earned depends on whether the Company achieves the performance level for the applicable corporate performance goal. Each of the performance goals is measured independently of the other. Payment of cash bonuses will be subject to attaining 50% threshold performance of the weighted combination of the corporate performance goals overall. Actual payouts may range from 50% to 125% of target, based on performance.

The target annual bonus amount for each participating executive officer is set at a percentage of the Executive Officer’s annual base salary as set forth in the table below:

Name and Position	Percentage Target of Base Salary
Jay Short Chief Executive Officer	60%
Richard Waldron Chief Financial Officer	40%
Eric Sievers Chief Medical Officer	40%

The annual cash bonus for each Executive Officer will be equal to (1) the applicable target annual bonus amount multiplied by (2) the percentage achievement applicable to the weighted combination of the corporate performance goals identified above as achieved by the Company in 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held online via live audio webcast on June 18, 2025 (the “Annual Meeting”). At the Annual Meeting, there were present, in person virtually or by proxy, holders of 30,358,471 shares of common stock, or approximately 52% of the total outstanding shares eligible to be voted. The final voting results with respect to each proposal presented at the Annual Meeting is set forth below:

Proposal One - Election of Directors

The Company’s stockholders approved the election of three Class II directors to the Company’s Board of Directors for a three-year term or until their respective successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mary Ann Gray, Ph.D., M.D.	7,345,317	6,464,395	16,548,759
Susan Moran, M.D., M.S.C.E.	7,532,409	6,277,303	16,548,759
Lawrence Steinman, M.D.	11,580,349	2,229,363	16,548,759

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 by the following votes:

Votes For	Votes Against	Abstentions
30,208,874	137,485	12,112

Proposal Three - Non-Binding Advisory Vote on the Executive Compensation of Our Named Executive Officers

The Company’s stockholders approved, on a non-binding advisory basis, the executive compensation of our named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,958,247	4,485,927	365,538	16,548,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	June 20, 2025	By:	/s/ Richard A. Waldron
Richard A. Waldron Chief Financial Officer